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                                                                    EXHIBIT 99.1

Press Release

           KROLL INC. TO ACQUIRE LEADING BUSINESS INFORMATION PROVIDER

- Purchase of Factual Data Corp. Will Be Immediately Accretive to Kroll's EPS -


NEW YORK, June 24, 2003-- Kroll Inc. (NASDAQ: KROL) and Factual Data Corp. (NASDAQ: FDCC) announced today that they have executed a definitive agreement for Kroll, the global risk consulting company, to acquire Factual Data for approximately $115 million. Headquartered in Loveland, Colorado, Factual Data is a leading provider of a wide range of customized information services that assist businesses across the United States in making mortgage lending, employment screening, resident screening, bulk loan acquisition, and other critical business decisions.

Under the agreement, the purchase price is expected to be $17.50 for each outstanding share of Factual Data common stock, payable 80% in cash ($14.00) with the balance in Kroll common stock ($3.50), based on a floating exchange ratio subject to a 10% collar above and below $26.51, the volume-weighted average trading price of Kroll's common stock for the five trading days ending Friday, June 20, 2003. The transaction, which will be immediately accretive, is anticipated to close during the third quarter of 2003, subject to customary closing conditions including shareholder and regulatory approvals. The acquisition has been unanimously approved by Kroll's and Factual Data's boards of directors.

"Factual Data leads the industry in analyzing information and delivering it over the Internet with the speed, reliability, accuracy and customization that clients increasingly demand," said Michael G. Cherkasky, president and chief executive officer of Kroll Inc. "Its portfolio of decision intelligence solutions is a clear fit with our mission of mitigating clients' risks, and its proprietary technology provides a ready-made platform for expanding our background screening capabilities into the financial services, real estate, consumer lending and other sectors where we intend to launch new services."


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"What's more, Factual Data is a highly successful business which has grown organically and through successfully integrated, strongly accretive tuck-in acquisitions. Its scalable technology platform and strong operating margins make it a perfect match with our acquisition strategy," Cherkasky pointed out.

"While we are currently in an optimal environment for Factual Data's mortgage screening business," he added, "we expect this transaction will remain accretive despite any slowdown in refinancings and without taking into account any cross-selling synergies or operating efficiencies, which we anticipate to be substantial. Factual Data has consistently grown its business under various interest rate conditions by investing in technology, maintaining a low cost structure and introducing new products and services that leverage its existing infrastructure."

"Our complementary strengths in technology, products and clientele provide opportunities for growth both through new product development and cross-selling. For example, Factual Data's resident screening product is a natural fit for Kroll's real estate clients, and their mortgage backed security product for evaluating bulk loan portfolios is a product that is in demand by our investment banking clients," said Cherkasky. "We fully expect to achieve the same results with Factual Data as we have with other key acquisitions, such as Ontrack and Zolfo Cooper, that have been successfully integrated into and cross-sold through Kroll."

Cherkasky said that the acquisition further benefits Kroll because Factual Data's proprietary technology can be leveraged to deliver new services through Kroll's sales channel and to provide a platform for developing and implementing in-house proprietary data products. In addition, with Kroll's capital base, Factual Data gains the financial flexibility to continue to efficiently consolidate the highly-fragmented mortgage screening industry. Furthermore, economies of scale, process improvements and the elimination of public company and other administrative costs will result in significant overall cost savings.


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Upon closing, Factual Data Chairman and Chief Executive Officer J.H. Donnan will become president of a wholly-owned Kroll subsidiary named Kroll Factual Data, Inc., which will be a unit of Kroll's Background Screening Group.

"Joining Kroll is a win for our shareholders, our customers, and our employees alike," Donnan said. "Our shareholders will continue to participate in our growth while also sharing in the overall growth of Kroll. Our customers will continue to receive the level of customer service they have come to expect while benefiting from Kroll's full line of risk mitigation services, and our employees will benefit from the enhanced career opportunities that come from being a part of a larger global organization. We are very excited to become partners with the Kroll team."

"This is an exciting opportunity for both companies. Factual Data's outstanding technology provides a platform for efficiently rolling out the new products we have under development, while its nationwide sales force offers expanded channels for marketing our current offerings," said Michael D. Shmerling, president of Kroll's Background Screening Group. "I look forward to working with Jerry Donnan and his team. His considerable success in integrating acquisitions complements our experience and supports our strategy of growing our scaleable businesses both organically and through tuck-in acquisitions."

"We are pleased to welcome Factual Data's management and employees to the Kroll team," said Jules B. Kroll, executive chairman of the board. "Factual Data brings a very experienced and entrepreneurial management team that shares Kroll's commitment to customer service and product innovation. Jerry has built a first-rate team and we look forward to an excellent partnership."

For the year ended December 31, 2002, Factual Data had revenue of $63.1 million, EBITDA of $16.8 million, and net income of $6.5 million, or $1.04 per diluted share. For the first quarter of 2003, Factual Data reported revenues of $21.0 million, EBITDA of $6.5 million, and net income of $2.9 million, or $0.47 per diluted share.


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CONFERENCE CALL

In conjunction with this announcement, the companies are hosting a conference call today, June 24, 2003, at 10:30 a.m. New York City time, to discuss the proposed transaction. Access to the call is available by dialing 1-800-299-9086 within the U.S. or 1-617-786-2903 from outside the U.S. and entering the conference call pass code: 54964514. Access is also available via Kroll's web site: www.krollworldwide.com. A replay of the conference call will be available today beginning at 12:30 p.m. New York City time and will be available through midnight July 11th. To access the conference call replay within the U.S. please dial 1-888-286-8010 or from outside the U.S. dial 1-617-801-6888 and enter the following conference call pass code: 41601077.

ABOUT FACTUAL DATA CORP.

Factual Data Corp. (NASDAQ: FDCC) provides a wide range of customized information services to businesses across the United States that assist them in making critical decisions, such as determining whether to make a mortgage or other loan, offer employment, accept new tenants, or enter into a business relationship. Factual Data specializes in providing customized mortgage credit reports and other mortgage related services, consumer credit reports, employment screening, resident screening, and commercial credit reports. Factual Data's customers include mortgage lenders and independent mortgage brokers, consumer lenders, employers, property managers, and other business customers desiring information regarding creditworthiness and other matters. Factual Data is an industry leader in delivering its service offerings over the Internet and in utilizing technology and customer service to provide its services with the speed, reliability, accuracy and customization that industry participants increasingly demand. Factual Data markets its services through its website, www.factualdata.com, and nationally through offices located in major metropolitan areas. For more information visit www.factualdata.com.

ABOUT KROLL:

Kroll Inc. (NASDAQ: KROL), the world's leading independent risk consulting company, provides a broad range of investigative, intelligence, financial, security and technology services to help clients reduce risks, solve problems and capitalize on opportunities. Headquartered in New York with more than 60 offices on six continents, Kroll has a multidisciplinary corps of more than 2,200 employees and serves a global clientele of law firms, financial institutions, corporations, non-profit institutions, government agencies and individuals. Kroll has five core business groups: (1) Corporate Advisory & Restructuring Services, which provides corporate restructuring, operational turnaround, strategic advisory services, financial crisis management, and corporate finance services; (2) Consulting Services, which provides investigations, intelligence, forensic accounting, valuation, and litigation support services; (3) Technology Services, which provides data recovery, electronic discovery and computer forensics services and software; (4) Background Screening Services, which provides employee and vendor background investigations, substance abuse testing, and identity theft solutions; and (5) Security Services, which provides security engineering and consulting, crisis and emergency management, protective services and training, travel risk management, and environmental health and safety services. For more information, please visit: www.krollworldwide.com.


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Kroll intends to file a registration statement on Form S-4, which will include a proxy statement/prospectus in connection with the transaction. Kroll expects that Factual Data will, and Factual Data intends to, mail the proxy statement/prospectus to the shareholders of Factual Data prior to a special meetings of the shareholders and will request their proxies at that time. Shareholders of Factual Data and other investors are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about Kroll, Factual Data and the transaction. Any offer of securities will only be made pursuant to the proxy statement/prospectus. Shareholders and other investors may obtain a free copy of the proxy statement/prospectus when it is available at the SEC's web site at www.sec.gov.
A free copy of the proxy statement/prospectus may also be obtained from Kroll or Factual Data.

Factual Data and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Factual Data in favor of the transaction. Information regarding the interests of Factual Data's officers and directors in the transaction will be included in the proxy statement/prospectus.

In addition to the proposed registration statement and proxy statement/prospectus, each of Kroll and Factual Data files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. You may read and copy any of these reports, statements and other information at the SEC's public reference rooms located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC's other public reference rooms located in New York and Chicago. Please call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by Kroll and Factual Data with the SEC are also available for free at the SEC's web site at www.sec.gov.

This press release does not constitute an offer of any security. Any offer will be made pursuant to an effective registration statement under the Securities Act of 1933, which will also be available on the SEC's web site. The prospectus contained in any registration statement will be mailed to Factual Data shareholders along with proxy solicitation materials and will be available to shareholders without charge from Kroll or Factual Data.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, accretion, projected results of operations, cash position, timing of closing, industry ranking, execution of integration plans and management and organizational structure are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that the transaction does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; that the parties are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; and other risks that are described from time


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to time in Kroll's Annual Report on Form 10-K for the year ended December 31,
2002 and in Factual Data's Annual Report on Form 10-K for the year ended December 31, 2002. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Kroll's and/or Factual Data's results could differ materially from their respective expectations in these statements.

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CONTACTS:

FOR KROLL INC.                          FOR FACTUAL DATA CORP.

Phil Denning                            Daena Lee
Manager, Investor Relations             Investor Relations Specialist
Tel: 212-833-3469                       Tel: 970-663-5700, ext. 243


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